Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of IMV Inc. of our report dated March 16, 2022 relating to the consolidated financial statements of IMV Inc. for the years ended December 31, 2021 and December 31, 2020, which appears in Exhibit 99.2 of IMV Inc.’s Annual Report on Form 40-F for the year ended December 31, 2021.

We also consent to reference to us under the heading “Interests of Experts” which appears in the Annual Information Form included as Exhibit 99.1 to IMV Inc.’s Annual Report on Form 40-F for the year ended December 31, 2021, which is incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Québec, Canada
July 11, 2022

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2

T: +1 418 522 7001, F: +1 418 522 5663, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.